EXHIBIT 4.2


REGISTERED                                                      REGISTERED

NUMBER                                                          $___________
R-                     SPORTS & RECREATION, INC.
              4 1/4% Convertible Subordinated Note Due 2000
                                                             CUSIP 481386 AA 8


     Sports & Recreation, Inc, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the indenture hereinafter referenced), for value received, hereby promises to pay to:

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or registered assigns, the principal sum of _________________________DOLLARS

     On November 1, 2000, and to pay interest thereon from November 4, 1993 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 1994, until the principal hereof is paid or made available for payment, at the rate per annum of 4 1/4 % from and including the date of issuance of this Security until maturity or earlier redemption. The Interest so payable, and punctually paid or duly provided for, on any interest Payment Date will, as provided in such indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 and October 15 (whether or not a Business Day) as the date may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may be either paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company in the Borough of Manhattan, the City of New York, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for as purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                        NAME CHANGED TO JumboSports Inc.
                                (Corporate Seal)

Dated:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION       SPORTS & RECREATION, INC.
This is one of the Securities referred to     Attest:
in the within-mentioned Indenture.               /s/ Stanley E. Skarda
BARNETT BANKS TRUST COMPANY, N.A.                ------------------------
                  As Trustee                     Secretary

By:--------------------------------           By:
Authorized Signatory                            /s/ Jim W. Bradke
                                                 -------------------------
                                                 President

                           SPORTS & RECREATION, INC.
                 4 1/4% CONVERTIBLE SUBORDINATED NOTE DUE 2000

     This Security is one of a duly authorized issue of Securities of the Company designated as its 4 1/4 % Convertible Subordinated Notes Due 2000 (herein called the "Securities"), limited in aggregate principal amount to $65,000,000 (subject to increase as provided in the Indenture up to $74,750,000 aggregate principal amount), issued and to be issued under an Indenture dated as of November 4, 1993 (herein called the "Indenture"), between the Company and Barnett Banks Trust Company, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, are to be, authenticated and delivered. Subject to and upon compliance with the provisions of the Indenture, the Holder of the Security is entitled, at his option, at any time on or before the close of business on November 1, 2000, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the fifth Business Day preceeding the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price equal to $38.25 aggregate principal amount of Securities for each Share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the Borough of Manhattan, the City of New York, or at any other office or agency maintained by the Company for such purpose, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted matures prior to such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. The Company's delivery to the Holder of the fixed number of shares of Common Stock of the Company (and any cash in lieu of fractional shares of such Common Stock) into which the Security is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security and all accrued interest and original issue discount, if any, that has not previously been paid. The Common Stock of the Company so delivered shall be treated as issued first in payment of accrued interest and original issue discount, if any, and then in payment of principal. Thus, accrued interest and original issue discount, if any, shall be treated as paid rather than canceled, extinguished or forfeited. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer or lease of its properties and assets substantially as an entirely, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

     The Securities are redeemable, at the Company's option, as a whole or from time to time in part (in denominations of $1,000 or integral multiples thereof), on or after November 10, 1996, upon not less than 30 nor more than 60 days notice mailed to the registered Holder thereof at the redemption prices (expressed as percentages of principal amount) set forth below, if redeemed during the 12-month period beginning November 1 of the years indicated:

                                            REDEMPTION
                          YEAR                PRICE
                         ------             ----------
                          1997               101.42%
                          1998               100.71%

and thereafter at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation hereof.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     In the event there shall occur any Change of Control with respect to the Company, each Holder of Securities shall have the right, at such Holder's option but subject to the conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Purchase Date all or any part of such Holder's Securities at a Change of Control Purchase Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Purchase Date and in the manner specified in the Indenture.


     If an Event of Default shall occur and be continuing, the principal of all Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provisions of this Security or of the indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert his Security as provided in the Indenture.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common          UNIF GIFT MIN ACT ____Custodian_____
TEN ENT - as tenants by the entireties                   (Cust)        (Minor)
JT TEN - as joint tenants with right of          under Uniform Gifts to Minors
         survivorship and not as tenants in      Act_______________________
         common                                            (State)


     Additonal abbreviations may also be used though not in the above list.
                                ASSIGNMENT FORM
To Assign this Security, fill in the form below:
                  I or we assign and transfer this Security to
_______________________________________________________________________________
         whose tax indentification number or social security number is
_______________________________________________________________________________
        and whose address is (print or type below, including zip code):
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
I or we irrevocably appoint
__________________________________________________________________________agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Date:___________________________________ Your Signature:_______________________
(Sign exactly as your name appears on the other side of this Security) Signature Guarantee:___________________________________________________________
Member firm of the New York Stock Exchange or commercial bank or trust company having an office in the United States.

     CONVERSION  NOTICE
To Sports & Recreation,  Inc.
     The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Sports & Receation, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and shall cause the undersigned's signature to be guaranteed. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

     Portion of Security to be converted ($1,000 or an integral mulitple thereof): $____________________________

Dated:___________________ Signature (for conversion only):_____________________

     If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above, please have the above signature guaranteed and print or typewrite name and address, including zip code, and social security or other taxpayer identification below:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Date:____________________ Signature:___________________________________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:___________________________________________________________
Member firm of the New York Stock Exchange or commerical bank or trust company having an office in the United States

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to elect to have this Security purchased by the Company pursuant to Section 1402 of the Indenture, check the box ___

     If you wish to elect to have only part of this Security pruchased by the Company pursuant to Section 1402 of the Indenture, state the amount:

 $_________________________

Date:____________________ Signature:___________________________________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:___________________________________________________________
Member firm of the New York Stock Exchange or commerical bank or trust company having an office in the United States